SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 25, 2014
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)

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Pennsylvania	001-35542	27-2290659
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Registrant's telephone number, including area code:  (610) 933-2000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As disclosed the Form 10-K for the year ended December 31, 2013 and Forms 10-Q for the quarters ended June 30, 2013 and September 30, 2013 of Customers Bancorp, Inc. (the “Company”),  in the third quarter of 2013, the Company received a notice that, based on an August 7, 2013 referral from the Federal Reserve Bank of Philadelphia (“Federal Reserve”), Customers Bank was being investigated by the Department of Justice for potential non-compliance with certain provisions of the Equal Credit Opportunity Act, Fair Housing Act and Regulation B with regard to the City of Philadelphia.

On August 22, 2014, the Department of Justice informed Customers Bank that it has completed its review and that the circumstances of this matter do not require enforcement action by the Department of Justice at this time.  The matter has been referred back to the Federal Reserve.  The Company is not able to determine whether further action will be taken at this point with respect to the ultimate resolution of this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

	By:	/s/ Jay S. Sidhu
	Name:	Jay S. Sidhu
	Title:	Chairman and Chief Executive Officer

Date: August 25, 2014